Exhibit 10.2

CALL AGREEMENT

THIS CALL AGREEMENT (this “Agreement”), dated as of January 14, 2011, is entered into by and among Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), General Atlantic Partners 79, L.P., a Delaware limited partnership (“General Atlantic”), Affinion Group Holdings, LLC, a Delaware limited liability company (“Apollo,” and each of General Atlantic and Apollo, a “Call Holder”), Richard Fernandes (“Stockholder”), and Fernandes Family Trust A Dated June 25, 1999 (the “Trust”) and shall become effective as of (and subject to) the consummation of the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Company, Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc. (the date of such consummation being referred to as the “Effective Date”).

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement, effective as of the Effective Date, Stockholder and Trust will own shares (each, a “Share”) of common stock, par value $.01 per share, of the Company (the “Common Stock”) and Stockholder will own warrants to purchase shares of Common Stock pursuant to the Warrant, dated the Effective Date, between Stockholder and the Company (the “Warrants” and, together with the Shares, the “Securities”);

WHEREAS, effective as of the Effective Date, the ownership of the Securities will be subject to the terms of the Stockholder Agreement, dated as of the Effective Date, among the Company, Apollo, General Atlantic, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GapStar, LLC, GAPCO GmbH & Co. KG, GAP-W, LLC, Stockholder, the Trust and the other persons listed therein (the “Stockholder Agreement”);

WHEREAS, Stockholder will derive substantial economic and other benefits from the transactions contemplated by the Merger Agreement and the Company would not enter into the Merger Agreement but for Stockholder’s and Trust’s willingness to enter into this Agreement; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, Stockholder and Trust desire to enter into this Agreement pursuant to which they shall give the Company, Apollo and General Atlantic the right to purchase the Securities under certain circumstances, which rights are in addition to any rights and obligations of various parties in respect of the Securities as set forth in the Stockholder Agreement.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Call Option.

(a) In the event Stockholder’s employment under the Employment Agreement among the Company, Affinion Group, Inc. and Stockholder, dated as of the date hereof and effective as of the Effective Date (the “Employment Agreement”), is terminated for any reason whatsoever prior to an initial public offering of the Common Stock pursuant to an effective Registration Statement filed under the Securities Act of 1933, as amended (an “IPO”), then first the Company, and then Apollo and General Atlantic (pursuant to the terms of Section 1(c) below), shall have the right and option, but not the obligation (the “Call Option”), to purchase either (i) all of the Shares (but not the Warrants) or (ii) all of the Securities (including the Warrants), in each case then held by Stockholder, Trust or any Person to whom Securities formerly held by Stockholder or Trust were transferred in accordance with the terms of the Stockholder Agreement, (such Person, a “Permitted Transferee”), or to whom such Shares or Securities, as the case may be, have been transferred by Stockholder, Trust and any of their Permitted Transferees, in each case, excluding (a) Securities transferred in accordance with the terms of Section 4(c) of the Stockholder Agreement, and, (b) if the Stockholder, the Trust or the Permitted Transferee, as applicable, has exercised its Tag-Along Right (as such term is defined in the Stockholder Agreement), Section 4(d) of the Stockholder Agreement (the Securities that are subject to the Call Option are referred to as the “Subject Shares”), whether such Subject Shares have been acquired upon the exercise of the Warrants, options or otherwise. The aggregate purchase price (the “Call Price”) for the Subject Securities that are the subject of the Call Option shall be equal to (x) if the Call Option includes the Shares and the Warrants, the sum of the (I) the product of (A) the “Fair Market Value Per Share” (as defined below) multiplied by (B) the number of Shares being acquired plus (II) the “Warrant Valuation” (as defined below) or (y) if the Call Option includes only the Shares, the product of (1) the Fair Market Value Per Share multiplied by (2) the number of Shares being acquired.

(b) In the event of the termination of Stockholder’s employment with the Company for any reason whatsoever, the Company shall promptly notify General Atlantic, Apollo and Stockholder of the effective date of such termination (the “Termination Date”). For a period of 30 days following the Termination Date (the “Company Option Period”), the Company or its designee shall have the right to exercise the Call Option described in Section 1(a) with respect to the Subject Shares by delivering written notice to Stockholder, the Trust and any Permitted Transferees (a “Call Notice”) (with a copy to Apollo and General Atlantic). If the Company does not elect to exercise the Call Option, then each Call Holder shall have the right to exercise the Call Option described in Section 1(a) with respect to its Pro Rata Portion of the Subject Shares by delivering a Call Notice to Stockholder, the Company and the other Call Holder at any time during the 15-day period following the Company Option Period (the “Call Holder Option Period”).

(c) For purposes hereof, “Pro Rata Portion” means (i) if only one Call Holder exercises its Call Right, an amount equal to either the Pro Rata Portion as determined in accordance with clause (ii) of this definition or 100%, at the election of the applicable Call Holder and (ii) with respect to each Call Holder, a fraction, the numerator of which is the number of shares of Common Stock beneficially owned (as defined in the Stockholder Agreement) by such Call Holder and its affiliates and the denominator of which is the number of shares of Common Stock beneficially owned by both Call Holders and their affiliates.

(d) Subject to Section 1(e) below, the closing of any purchase of Subject Shares under this Agreement (the “Closing”) shall be held at the principal executive office of the Company on the 30th day following the earlier of (i) the delivery of the Call Notice to Stockholder by the Company and (ii) the delivery of a Call Notice to Stockholder by a Call Holder (such earlier date being the “Closing Date”); provided, that, notwithstanding the foregoing, the Closing Date shall not occur until ten business days after the determination of each of the Fair Market Value Per Share and the Warrant Valuation, as the case may be, in accordance with this Agreement. At such Closing, Stockholder shall, and shall cause the Trust and its Permitted Transferees that own Subject Shares to, tender to the Company, Apollo and/or General Atlantic, as applicable, the certificate or certificates representing the Subject Shares which the Company, Apollo and/or General Atlantic, as applicable, has elected to purchase, duly endorsed in blank by Stockholder, the Trust or the Permitted Transferee(s), as applicable, or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Subject Shares to the Company, Apollo and/or General Atlantic, as applicable. In addition, the Company, Apollo and/or General Atlantic, as applicable, will be entitled to receive at such closing (x) representations and warranties in a satisfactory purchase agreement from Stockholder, the Trust or the Permitted Transferee(s), as applicable, that such Stockholder, Trust and/or such Permitted Transferee has good and marketable title to the Subject Shares to be transferred free and clear of all liens, claims and other encumbrances and (y) a release executed by each of (I) the Stockholder on his own behalf and on behalf of his spouse, beneficiaries, heirs and affiliates and (II) the Trust and Permitted Transferees (collectively, the “Releasors”) in favor of the Company, Apollo and General Atlantic and each of their respective officers, directors and affiliates (the “Releasees”), in form and substance reasonably acceptable to the Company, releasing any and all claims that the Releasors may have against the Releasees arising out of the Stockholder Agreement, this Agreement or the ownership by any of the Releasors of any Company securities at any time through and including the date of the Closing; provided, that if the Warrants are not being purchased pursuant to this Agreement, the foregoing release shall not apply to any such claims that are applicable to the Warrants. Upon its receipt of such Subject Shares, the Company, Apollo and/or General Atlantic, as applicable, shall pay to Stockholder, the Trust or the Permitted Transferee(s), the applicable Call Price in the manner set forth in Section 1(f).

(e) Notwithstanding the provisions of Section 1(d), at the election of Stockholder (on behalf of himself, the Trust and any Permitted Transferees) exercised by notice to the Company, Apollo and/or General Atlantic, as applicable, not later than five business days after delivery of a Call Notice, the Closing Date may be deferred until the tenth business day following the first anniversary of the date of delivery of the first Call Notice delivered pursuant to Section 1(b); provided that Stockholder, the Trust and the Permitted Transferee(s), concurrently with such notice or deferral, shall have deposited the Subject Shares into escrow pursuant to a mutually acceptable escrow agreement, the terms of which shall provide (i) that the Subject Shares shall be held in escrow until such deferred Closing Date and (ii) that the Company, Apollo and/or General Atlantic, as the case may be, shall have all of the rights and benefits of such Shares during the escrow period, subject only to the rights of Stockholder, the Trust and the Permitted Transferee(s), as applicable, to receive the Call Price for their Subject Shares and to receive any dividends or distributions paid on the Subject Shares during the escrow period.

(f) The Call Price for the Subject Shares may be payable by the Company, at its option, (i) in cancellation of all or a portion of any outstanding indebtedness of Stockholder to the Company, (ii) in cash (by check), or (iii) any combination of (i) or (ii). The Call Price for the Subject Shares may be payable by a Call Holder only in cash (by check).

(g) If the Company, Apollo and/or General Atlantic delivers a Call Notice as to any Subject Shares, then from and after the time of delivery of the Call Notice, Stockholder, the Trust (and any Permitted Transferees) shall no longer have any rights as a holder of the Subject Shares which such entity is entitled to purchase, other than to receive payment therefor as provided in this Agreement.

(h) For purposes of this Agreement, “Fair Market Value Per Share” shall mean the fair market value per share of the Common Stock as of the Termination Date or, if the Stockholder has elected to defer the Closing Date in accordance with Section 1(e), as of the first anniversary of the date of the delivery of the first Call Notice delivered pursuant to Section 1(b), as determined in the good faith discretion of the Board of Directors of the Company (the “Board”), which determination shall be promptly communicated to Stockholder by written notice. If Stockholder does not object to the Fair Market Value Per Share within five business days following the delivery of notice of such determination by the Board, such determination by the Board shall be final and binding on all parties. If Stockholder objects within such five business day period by written notice (a “Dispute Notice”) to the Company, Apollo and/or General Atlantic, as applicable, the Fair Market Value Per Share shall be determined in accordance with Section 1(i) below.

(i) Following delivery of a Dispute Notice, the Fair Market Value Per Share shall be determined by a panel of three independent appraisers, which shall be internationally recognized investment banking firms or internationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Company that have not been engaged to provide services for either the Company or any of the stockholders of the Company during the 24-month period ending on the date the Stockholder delivers the Dispute Notice. Within five business days after delivery of the Dispute Notice, the Stockholder, and the Board of Directors (in the case of a purchase by the Company) or the Call Holder or Call Holders exercising Call Rights (if the Company is not exercising Call Rights), as the case may be, shall each designate one such appraiser that is willing and able to conduct such determination. If any party entitled to designate an appraiser fails to make such designation within such period, then the Company shall have the right to make the designation on its behalf. If the Company is the party that fails to make such designation within such period, then the Stockholder shall have the right to make the designation on its behalf. If this process results in the designation of only two appraisers, such appraisers shall, within a period of five business days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the Fair Market Value Per Share shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Market Value Per Share shall be the average of the determination of all three appraisers. Such determination shall be final and binding on all of the parties hereto. The fees and expenses of the appraisers shall be borne by the entity or entities purchasing the Subject Shares on a pro rata basis based on the number of Subject Shares being purchased.

(j) For purposes of this Agreement, “Warrant Valuation” shall mean the value of the Warrants using the so-called “Black Scholes” valuation methodology or another agreed-upon valuation methodology for the Warrants, assuming for purposes of such valuation that (i) the Warrants have a remaining exercise period that is the remaining Exercise Period (as defined in the Warrants) set forth in the Warrants, (ii) the exercise price set forth in the Warrants, as adjusted pursuant to the terms of the Warrants, is the exercise price of the Warrants, (iii) the fair market value of a share of Common Stock is equal to the Fair Market Value Per Share determined pursuant to this Agreement and (iv) the volatility factor for the Common Stock shall be the volatility factor agreed to by the Company and the Stockholder, but if the parties cannot agree on a volatility factor, the volatility factor for the Common Stock shall be the volatility factor determined by the appraisers referenced in Section 1(i) of this Agreement.

2. Confidentiality of the Agreement. Stockholder agrees to keep confidential the terms of this Agreement. This provision does not prohibit Stockholder from providing this information on a confidential and privileged basis to Stockholder’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

3.	Transfers.

(a) Notwithstanding anything to the contrary set forth in this Agreement, and in addition to any limitations on transfer set forth in the Stockholder Agreement, prior to an IPO, no Transfer of Securities to a Permitted Transferee shall become effective and the Company shall not recognize any such Transfer until the Permitted Transferee (unless already party to this Agreement) executes and delivers to each party to this Agreement a joinder agreement in the form attached hereto as Exhibit A (the “Joinder Obligation”). Upon such Transfer and satisfaction of the Joinder Obligation, the Permitted Transferee and the Securities Transferred shall be bound by, and entitled to the benefits of, this Agreement. Any Transfer of Securities in violation of this Section 3(a) shall be void ab initio.

(b) For the avoidance of doubt, (i) with respect to Securities held by a Permitted Transferree that has complied with the Joinder Obligation, the Company, Apollo and General Atlantic shall be entitled to their Call Option pursuant to Section 1(a) upon termination of Stockholder’s employment under the Employment Agreement, and (ii) with respect to a Permitted Transferee required to Transfer Subject Shares pursuant to the Call Option, (x) such Permitted Transferee shall be entitled to a portion of the Call Price equal the proportion of the Subject Shares transferred by the Permitted Transferee, and (y) such Permitted Transferee shall not have the right to deliver a Dispute Notice or otherwise participate in negotiations regarding valuation of the Subject Shares (it being understood that Stockholder will continue to have such rights).

4. Adjustments. If, and as often as, there are any changes in the Shares or securities convertible into or exchangeable into or exercisable for Shares as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction affecting Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares or such securities as so changed.

5. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK. ANY ACTION TO ENFORCE THIS AGREEMENT AND/OR THE EXHIBITS HERETO MUST BE BROUGHT IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, A COURT SITUATED IN THE BOROUGH OF MANHATTAN. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

6. JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

7. Entire Agreement; Effectiveness of this Agreement. This Agreement, together with the Stockholder Agreement, contains the entire agreement and understanding among the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior communications, representations and negotiations in respect thereto as of the Effective Date. This Agreement shall not become effective until the Effective Date, i.e., if and only if the Merger is consummated. If the Merger Agreement is terminated in accordance with its terms or if the Merger is otherwise not consummated, then this Agreement shall be of no force and effect.

8. Termination. This Agreement shall become null and void and shall be of no further force or effect immediately upon (i) an IPO or (ii) a written agreement to such effect among the Company, Apollo, General Atlantic, the Trust, any Permitted Transferee and Stockholder.

9. Amendments. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

10. Conflicts. In the event of a conflict between any term or provision of this Agreement and any term or provision of the Stockholder Agreement, the applicable terms and provisions of this Agreement will govern and prevail.

11. No Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

13. Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, Apollo, General Atlantic, and their respective successors and assigns, and of Stockholder and the Trust and their beneficiaries, executors, administrators, heirs and successors.

14. Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered (i) personally, (ii) by electronic mail sent with a request for delivery receipt, upon written or electronic confirmation of delivery, or (iii) by facsimile, upon written confirmation of receipt by facsimile, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Stockholder or the Trust, to:

Richard Fernandes 425 Wellington Drive Fairfield, CT 06430
Facsimile:
Email:

With a copy(which shall not constitute notice) to:

Edward A. Reilly, Jr.
Goodwin Procter LLP
New York Times Building
620 Eighth Avenue
New York, NY 10018
Facsimile: 212-355-3333
Email: ereilly@goodwinprocter.com

or such other address as shall most currently appear on the records of the Company.

If to the Company, to:

Affinion Group Holdings, Inc. 6 High Ridge Park Stamford, CT 06905 Attention: General Counsel Facsimile: (203) 956-1021 Email: lciriello@affiniongroup.com

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: Adam K. Weinstein Facsimile: 212-872-1002 Email: aweinstein@akingump.com

If to General Atlantic, to:

General Atlantic Partners 79, L.P.
c/o General Atlantic Service Corporation
55 East 52nd Street, 32nd Floor
New York, NY 10055
Attention: General Counsel
Facsimile: 212-759-5708
Email: clanning@generalatlantic.com

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019
Attention: Matthew W. Abbott
Facsimile: 212-757-3990
Email: mabbott@paulweiss.com

If to Apollo, to:

Affinion Group Holdings, LLC c/o Apollo Management V, L.P.
9 West 57th Street New York, New York 10019 Attention: Marc Becker
Facsimile: (212) 515-3203 Email: becker@apollolp.com

With a copy to (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036
Attention: Adam K. Weinstein Facsimile: (212) 872-1002 Email: aweinstein@akingump.com

15. Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement.

16. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural, and vice versa.

17. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

18. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Nathaniel Lipman
Name: Nathaniel Lipman
Title: Chief Executive Officer

GENERAL ATLANTIC PARTNERS 79, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:	/s/ William E. Ford
Name: William E. Ford
Title: Chief Executive Officer and Managing Director

AFFINION GROUP HOLDINGS, LLC

By:	/s/ Marc Becker
Name: Marc Becker
Title: Manager

STOCKHOLDER

/s/ Richard Fernandes
Richard Fernandes

FERNANDES FAMILY TRUST A DATED JUNE 25, 1999

By:	/s/ Lori Fernandes
Name: Lori Fernandes
Title: Trustee

[Signature Page to Call Agreement]

EXHIBIT A

FORM OF PERMITTED TRANSFEREE JOINDER TO CALL AGREEMENT

This Joinder Agreement (the “Joinder”) is executed pursuant to the terms of that certain Call Agreement dated as of January 14, 2011, by and among Richard Fernandes, Fernandes Family Trust A Dated June 25, 1999, Affinion Group Holdings, Inc., General Atlantic Partners 79, L.P., and Affinion Group Holdings, LLC, as it may be amended, supplemented, restated or otherwise modified from time to time, a copy of which is attached hereto (the “Call Agreement”), by the Permitted Transferee (“Transferee”) executing this Joinder. By the execution of this Joinder, the Transferee agrees as follows:

1	Defined Terms. Capitalized terms used herein without definition are defined in the Call Agreement and are used herein with the same meanings set forth therein.

2	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock and/or Warrants, subject to the terms and conditions of the Call Agreement.

3	Agreement. Transferee (i) agrees that Common Stock and/or Warrants acquired by Transferee shall be bound by and subject to the terms of the Call Agreement, pursuant to the terms thereof and hereof, including, but not limited to the Call Option and the Joinder Obligation as if the Transferee’s Securities were still held by Stockholder and (ii) hereby adopts the Call Agreement with the same force and effect as if he were originally a party thereto.

4	Notice. Any notice required as permitted by the Call Agreement shall be given to Transferee at the address listed below Transferee’s signature hereon.

_________________________ _______________
[TRANSFEREE] Date

Address:

__________________________________

__________________________________

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